KAIROS HOLDINGS, Inc.

September 20, 2005

Ms. Mary Cole
Director
Division of Investment Management
U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549-0810
VIA FEDEX

RE: Withdrawal of Reg. E filing for
Comm. No. 000-27277
Kairos Holdings Inc (formerly ACS Holdings Inc.)

Dear Director Cole:

Pursuant to your phone message of September 14, 2005 to the undersigned in connection with the Reg. E filing of Company and further in connection with your contact with our outside securities counsel, Attorney Parsons, please be advised that the Company hereby withdraws the current filing.

Please be further advised that it is the intention of the Company to refile immediately upon correction of any deficiencies in the capital structure.

Sincerely,

C. Giannetto
Director

c:/kairos-sec
cc: James Parsons, Esq
Mark Width, CEO
David Eison, Director
James E. Jenkins, Director

Fax: (407) 226-3977
Phone: (407) 370-4300
cgiannetto@ultima-cards.com
7658 Municipal Drive, Orlando, Florida 32819-8928